EXHIBIT  2   SHARE SALE AND EXIT DEED




LEIGH-MARDON PTY LIMITED

and

CONTAINERS PACKAGING (N.Z.) LIMITED

and

KIWI PACKAGING (CARTONS) LIMITED

and

LEIGH-MARDON (NZ) LIMITED

and

ABN SECURITY PTY LTD

and

ABN HOLDINGS PTY LTD

and

ABN PACIFIC PTY LTD

and

ABN NEW ZEALAND LIMITED

and

AMERICAN BANKNOTE AUSTRALASIA LIMITED

and

CONTAINERS PTY LIMITED

and

AMERICAN BANKNOTE AUSTRALASIA HOLDINGS INC

and

AMCOR INVESTMENTS PTY LIMITED


SHARE SALE AND EXIT DEED




Arthur Robinson & Hedderwicks
Melbourne
Ref  WLR:PJR
Tel  9614 1011


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TABLE OF CONTENTS


1.   DEFINITIONS AND INTERPRETATION  2

2.   TRANSFER OF SHARES TO ABAH  4

3.   PAYMENTS BY ABAH TO THE AUSTRALIAN VENDOR  4

4.   WARRANTIES  5

5.   RELEASES  5

6.   COVENANTS NOT TO SUE  6

7.   COMPLETION  7

8.   CONDITIONS PRECEDENT  7

9.   TERMINATION OF SHAREHOLDERS AND SUBSCRIPTION AGREEMENT  7

10.  FINANCIAL INFORMATION  7

11.  CONFIDENTIALITY  8

12.  NOTICES  8

13.  AMENDMENT  9

14.  ASSIGNMENT  9

15.  NO WAIVER  9

16.  FURTHER ASSURANCES  9

17.  NO MERGER  9

18.  COSTS AND STAMP DUTY  9

19.  GOVERNING LAW AND JURISDICTION  9

20.  COUNTERPARTS  11



Page


SHARE SALE AND EXIT DEED



THIS DEED is made on                            1996 between:


1.LEIGH-MARDON PTY LIMITED (ACN 004 432 633) incorporated in Victoria of 679 Victoria Street, Abbotsford, Victoria, Australia (the Australian Vendor);

2.CONTAINERS PACKAGING (N.Z.) LIMITED incorporated in Auckland of Nesdale Avenue, Wiri, Auckland, New Zealand (CNZ);

3.KIWI PACKAGING (CARTONS) LIMITED incorporated in Auckland of 58 Victoria Street, Onehunga, Auckland, New Zealand (KPCL);

4.LEIGH-MARDON (NZ) LIMITED incorporated in Wellington of 1st Floor, 175 Vivian Street, Wellington, New Zealand (LNZ);

5.ABN SECURITY PTY LTD (ACN 072 977 292) incorporated in Victoria of 1144 Nepean Highway, Highett, Victoria, Australia (the Business Purchaser);

6.ABN HOLDINGS PTY LTD (ACN 072 977 229) incorporated in Victoria of 1144 Nepean Highway, Highett, Victoria, Australia (the Fortronic Shares Purchaser);

7.ABN PACIFIC PTY LTD (ACN 072 977 265) incorporated in Victoria of 1144 Nepean Highway, Highett, Victoria, Australia (ABP);

8.ABN NEW ZEALAND LIMITED incorporated in New Zealand c/- Chapman Sheffield Young, AMP Centre, Grey Street, Wellington, New Zealand (the New Zealand Purchaser);

9.AMERICAN BANKNOTE AUSTRALASIA LIMITED (ACN 072 664 692) incorporated in Victoria of 1144 Nepean Highway, Highett, Victoria, Australia (the Purchasers' Guarantor);

10.CONTAINERS PTY LIMITED (ACN 004 275 165) incorporated in Victoria of 679 Victoria Street, Abbotsford, Victoria, Australia (the Vendor Guarantor);

11.AMERICAN BANKNOTE AUSTRALASIA HOLDINGS INC incorporated in the United States of America of 200 Park Avenue, 49th Floor, New York 10166, New York, United States of America (ABAH); and

12.AMCOR INVESTMENTS PTY LIMITED (ACN 004 345 868) incorporated in Victoria of Southgate, Tower East, 40 City Road, South Melbourne, Victoria, Australia (Amcor).

RECITALS

A.The Australian Vendor, the Vendor Guarantor, the Business Purchaser, the Fortronic Shares Purchaser, ABP and the Purchasers' Guarantor entered into the Australian Sale Agreement on 10 April 1996 (the Australian Sale Agreement).

B.CNZ, LNZ, KPCL, the New Zealand Purchaser, the Purchasers' Guarantor and the Vendor Guarantor entered into the New Zealand Sale Agreement on 10 April 1996 (the New Zealand Sale Agreement).

C.The Australian Vendor, the Vendor Guarantor, CNZ, LNZ, KPCL, the Business Purchaser, the Fortronic Shares Purchaser, ABP, the New Zealand Purchaser, the Purchasers' Guarantor and the Vendor Guarantor entered into the Master Agreement on 10 April 1996 (the Master Agreement).

D.ABAH, the Australian Vendor and the Purchasers' Guarantor entered into the Shareholders and Subscription Agreement on 3 June 1996 (the Shareholders and Subscription Agreement).

E.The Australian Vendor subscribed for 7,363,636 ordinary shares in the Purchasers' Guarantor (the Shares) pursuant to the Shareholders and Subscription Agreement.

F.The Australian Vendor has agreed to transfer the Shares to ABAH on the terms of this Deed.

G.The Purchasers have made certain claims against the Vendors and the Vendor Guarantor pursuant to the Australian Sale Agreement, the New Zealand Sale Agreement and the Master Agreement (the Claims). The Claims are set out in a letter dated 1 August 1996 to the Australian Vendor from Mallesons Stephen Jaques (on behalf of the Purchasers), a copy of which is contained in
Schedule 1.

H.It is the intention of the parties that the Claims be resolved in accordance with the terms of this Deed.

IT IS AGREED as follows.

1.DEFINITIONS AND INTERPRETATION

1.1Definitions

The following definitions apply unless the context requires otherwise.

Amcor group has the meaning given in the Management Incentive Plan Letter Agreement.

Australian Business has the meaning given in the Master Agreement.

BABN has the meaning given in the Australian Sale Agreement.

Bank has the meaning given in the Banking Act of the Commonwealth of Australia.

Business Day has the meaning given in the Australian Sale Agreement.

Capital Expenditure Amount has the meaning given in the Master Agreement.

Completion means the completion by the parties of the transfer of the Shares as provided in Clause 7.

Completion Date means the date on which the conditions referred to in Clause 8 (the Conditions) are satisfied or any other date as the parties agree.

Effective Date means 1 October 1996.

Final Australian Completion Balance Sheet has the meaning given to the term final Completion Balance Sheet in the Australian Sale Agreement.

Final New Zealand Completion Balance Sheet has the meaning given to the term final Completion Balance Sheet in the New Zealand Sale Agreement.

Group means the Purchasers' Guarantor and all of its Subsidiaries from time to time.

Letter Agreement means the letter agreement dated 31 May 1996 between the Purchasers, the Vendors, the Purchasers' Guarantor and the Vendor Guarantor in relation to various matters, including the sale of the PSS Shares.

Liabilities means debts or liabilities of any kind, including those which are prospective or contingent and those the amount of which is not ascertained or ascertainable.

Management Incentive Plan has the meaning given in the Management Incentive Plan Letter Agreement.

Management Incentive Plan Letter Agreement means the Letter Agreement dated 10 April 1996 between the Purchasers, the Vendors, the Purchasers' Guarantor and the Vendor Guarantor relating to the operation of the Amcor Group Management Incentive Plan.

New Zealand Business has the meaning given in the Master Agreement.

Payment Date means each date upon which a payment is made by ABAH pursuant to this Deed.

Penalty Interest Rate means the penalty interest rate fixed from time to time pursuant to section 2 of the Penalty Interest Rates Act 1983.

PSS Shares has the meaning given in the Australian Sale Agreement.

Purchasers means the Business Purchaser, the Fortronic Shares Purchaser, ABP and the New Zealand Purchaser.

Security Interests means an interest or power:

(a)reserved in or over any interest in any asset including, without limitation, any retention of title; or
(b)created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

Senior Debt Facility Agreement has the meaning given to the term "Senior Debt Facility" in the Subordinated Debt Facility Agreement.

Share Mortgage has the meaning given in Clause 8.

Subordinated Debt Facility Agreement means the agreement dated 3 June 1996 between the Purchasers' Guarantor, Amcor and the Purchasers.

Subsidiary has the same meaning as in the Corporations Law.

Trade Payables has the meaning given in the Australian Sale Agreement insofar as the Australian Business is concerned and has the meaning given in the New Zealand Sale Agreement insofar as the New Zealand Business is concerned.

Vendors means the Australian Vendor, CNZ, KPCL and LNZ.

1.2Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)The singular includes the plural and conversely.
(b)A gender includes all genders.
(c)If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(d)A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.
(e)A reference to a Clause or a Schedule is a reference to a clause of or a schedule to, this Deed.
(f)A reference to an agreement or document (including, without limitation, a reference to this Deed) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Deed or that other agreement or document.
(g)A reference to a party to this Deed or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).
(h)A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
(i)A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.
(j)A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.
(k)A reference to A$ is to Australian currency.
(l)A reference to NZ$ is to New Zealand currency.
(m)A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

2.   TRANSFER OF SHARES TO ABAH

2.1The parties have agreed that the Australian Vendor shall transfer the Shares to ABAH with effect from the Effective Date in accordance with the terms of this Deed.

2.2The Shares must be transferred to ABAH free from all Security Interests.

3.PAYMENTS BY ABAH TO THE AUSTRALIAN VENDOR

3.1ABAH shall pay the following amounts to the Australian Vendor on the following dates:

(a)A$1,500,000 on 14 February 1997;
(b)A$1,500,000 on 14 June 1997;
(c)A$1,500,000 on 14 October 1997; and
(d)A$1,500,000 on 14 February 1998.

3.2All payments required to be made under this Deed must be made by a draft or cheque drawn by a Bank or telegraphic transfer of funds to a Bank account specified by the Australian Vendor. A telegraphic transfer of funds will be deemed to occur when the Australian Vendor's Bank has confirmed that fact.

3.3If ABAH defaults in the payment of any money payable under this Deed ABAH shall, if so demanded by the Australian Vendor, pay interest to the Australian Vendor at the Penalty Interest Rate on the amount in default from the time it fell due until that amount has been paid in full.

3.4The right to require payment of interest under this Clause will be without prejudice to any other rights and remedies of the Australian Vendor.

4.WARRANTIES

4.1The Australian Vendor and the Vendor Guarantor jointly and severally represent and warrant to ABAH that as at the Completion Date each of the statements set out below is correct:

(a)the Australian Vendor is the legal and beneficial owner of the Shares free from all Security Interests; and
(b)the Australian Vendor has full power and authority to transfer to ABAH good legal and equitable title to the Shares free from all Security Interests.

4.2ABAH represents and warrants to the Australian Vendor that as at the date of this Deed and as at each Payment Date any payment made to the Australian Vendor pursuant to Clause 3.1 of this Deed is not and will not be derived from assets or revenue of the Group except as permitted by law and any applicable banking arrangements of the Group.

4.3All warranties and conditions which would otherwise be implied in this Deed are excluded to the maximum extent permitted by law.

5.RELEASES

5.1For the purpose of this Clause and Clause 9:

(a)where a party (party one) releases another party (party two) from claims in respect of a matter, party one will be deemed to have released and forever discharged party two from any and all actions, claims, demands, proceedings, accounts, interest, costs, expenses and Liabilities of whatever nature and however arising which party one may now have or at any time hereafter might have or, but for the execution of this Deed, might have had against party two arising out of, in respect of, in relation to or in any way connected with the matter;
(b)where a party (party one) waives a claim against another party (party two) in respect of a matter, party one will be deemed to have waived its rights against party two in respect of all actions, claims, demands, proceedings, accounts, interest, costs, expenses and Liabilities of whatever nature and however arising which party one may now have or at any time hereafter might have or, but for the execution of this Deed, might have had against party two arising out of, in respect of, in relation to or in any way connected with that matter;
(c)a release or waiver by or in favour of a corporation, extends to its officers, employees, servants and agents from time to time; and
(d)a release or waiver by or in favour of a person who is a director or shareholder of a corporation which is a party to, or otherwise mentioned in this Deed, applies to that person personally and in that person's capacity as such director or shareholder (as the case may be).

5.2With effect from the Effective Date, each of the Purchasers and the Purchasers' Guarantor releases each of the Vendors and the Vendor Guarantor from each of the following claims and obligations and waives all rights it may have in relation thereto:

(a)the obligation of the Australian Vendor (pursuant to Clause 4 of the Master Agreement and paragraph 2(c) of the Letter Agreement) to refund $1,000,000 to the Purchasers within 14 Business Days of 15 October 1996 as a result of the sale of the PSS Shares to BABN;
(b)the obligation of the Amcor Group (pursuant to the Management Incentive Plan Letter Agreement) to pay relevant management staff the proportion of the relevant amounts payable under the Management Incentive Plan for the year ended 30 June 1996 applicable to the period during which the management staff were employed by the Amcor Group or, in the case of Fortronic Technology Pty Ltd, the period during which that company was owned by the Australian Vendor;
(c)any claim they might have in relation to the calculation of the Capital Expenditure Amount solely for the purposes of Clause 3 of the Australian Sale Agreement and Clause 3 of the Master Agreement;
(d)any claim they might have in relation to the Final Australian Completion Balance Sheet or the Final New Zealand Completion Balance Sheet solely for the purpose of Clause 3 of the Master Agreement;
(e)any obligation to make any payment pursuant to Clause 3.1(a) of the Master Agreement;
(f)any claim they might have pursuant to Clause 18(a) of the Australian Sale Agreement or Clause 15(a) of the New Zealand Sale Agreement that the practice of the Vendors in relation to the payment of Trade Payables breached the obligation of the Vendors to conduct the Australian Business and the New Zealand Business in the ordinary course; and
(g)any other claim of whatever nature made or referred to in the letter contained in Schedule 1.

5.3For the avoidance of doubt, each of the parties acknowledges that the releases and waivers contained in Clause 5.2 do not operate to release or waive:

(a)any of the warranties given by any of the parties under the Australian Sale Agreement or the New Zealand Sale Agreement; or
(b)any of the obligations of the parties under the Australian Sale
Agreement, the New Zealand Sale Agreement or the Master Agreement (other than the obligations released pursuant to Clause 5.2).

6.COVENANTS NOT TO SUE

As a separate and independent obligation each of the parties covenants in favour of each of the other parties not to bring or pursue, procure that a third party bring or pursue, provide financial support for or otherwise support or participate in any proceeding in any court or tribunal in respect of any matter the subject of a release, acknowledgement or waiver under Clause 5 or Clause 9.

7.COMPLETION

7.1Completion of the transfer of the Shares will take place on the Completion Date at the offices of the Vendors' solicitors, Arthur Robinson & Hedderwicks of 530 Collins Street, Melbourne, Victoria or at any other place as the Vendors and ABAH may agree.

7.2On the Completion Date:

(a)the Australian Vendor shall deliver to ABAH duly executed instruments of transfer of the Shares in favour of ABAH together with the share certificates relating to the Shares; and
(b)ABAH shall deliver to the Australian Vendor such instruments of transfer of the Shares and such other documents as are required to comply with the Share Mortgage.

8.CONDITIONS PRECEDENT

8.1Except for the provisions of this Clause and Clause 11 the provisions of this Deed will not be binding unless:

(a)the Australian Vendor receives from ABAH in a form and substance satisfactory to it:
     (i)a duly executed counterpart of a fixed share mortgage (which is a first ranking charge) over the Shares to secure the obligations of ABAH under this Deed (the Share Mortgage); and
     (ii)all such other documents or evidence in connection with the Share Mortgage as the Australian Vendor may reasonably require; and
(b)the conditions set out in the escrow letter relating to this Deed are satisfied within 14 days from the date of this Deed.

8.2The parties shall each co-operate with the other and do all things reasonably necessary to procure that this Deed does become binding under this Clause.

9.TERMINATION OF SHAREHOLDERS AND SUBSCRIPTION AGREEMENT

The Australian Vendor, the Purchasers' Guarantor and ABAH agree that following
Completion:
(a)the Shareholders and Subscription Agreement shall be terminated with effect from the Effective Date; and
(b)each party shall be released from all its obligations and Liabilities under the Shareholders and Subscription Agreement and all actions, claims or proceedings that it may have against the other parties under or in respect of the Shareholders and Subscription Agreement.

10.FINANCIAL INFORMATION

Until such time as the amounts referred to in Clause 3 have been paid to the Australian Vendor, the Purchasers' Guarantor shall provide to the Australian
Vendor:

(a)as soon as practicable (and in any event not later than 30 days) after the end of each calendar quarter, unaudited management accounts which must include a detailed profit and loss account, balance sheet and cash-flow statement, an analysis of sales and other revenues, a review of the budget together with a reconciliation of results with revenue and capital budgets for the corresponding quarter and a statement of the source and application of funds for that quarter;
(b)as soon as practicable after the end of each of its financial years, copies of the audited balance sheet and profit and loss account of the Group; and
(c)any other information the Australian Vendor may at any time reasonably require as to any material matter relating to the Australian Business, the New Zealand Business or the financial condition of the Group.

11.CONFIDENTIALITY

11.1Subject to Clause 11.2, no party shall make any disclosure in relation to any term of this Deed.
11.2The provisions of Clause 11.1 do not apply to any disclosure:

(a)which is required by law or by the rules of any stock exchange; or

(b)to the parties to the Senior Debt Facility Agreement or the Subordinated Debt Facility Agreement.

12.NOTICES

Any notice, demand, consent or other communication (the Notice) given or made under this Deed:

(a)must be in writing and signed by a person duly authorised by the sender;
(b)must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:
(i)to the Australian Vendor,  679 Victoria Street CNZ, LNZ, KPCL and the
Abbotsford  Victoria Vendor GuarantorAustralia Attention:   The Company
Secretary Fax No:   61 3 9320 8392

(ii) to the Business Purchaser,    49th Floor, 200 Park Avenue
the Fortronic Shares Purchaser,    New York New York, United States
ABP, the New Zealand Purchaser,      of America 10166 -4999
ABAH and the Purchasers' Attention:     Mr M Weismann
Guarantor Fax No:   1 212 338 0728
Copy to:49th Floor, 200 Park Avenue
New York New York, United States
  of America 10166 - 4999
Attention:     Mr H Kesner
Fax No.   1 212 338 0747

(c)will be taken to be duly given or made:
(i)in the case of delivery in person, when delivered;
(ii)in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);
(iii)in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

13.AMENDMENT

No amendment or variation of this Deed is valid or binding on a party unless made in writing executed by all parties.

14.ASSIGNMENT

The rights and obligations of each party under this Deed are personal. They cannot be assigned, encumbered or otherwise dealt with and no party shall attempt, or purport, to do so without the prior written consent of all parties.

15.NO WAIVER

No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

16.FURTHER ASSURANCES

Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Deed and the transactions contemplated by it.

17.NO MERGER

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Deed. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

18.COSTS AND STAMP DUTY

Each party shall bear its own costs arising out of the negotiation, preparation and execution of this Deed. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Deed and any instrument executed under this Deed shall be borne by the Purchasers.

19.GOVERNING LAW AND JURISDICTION

19.1This Deed is governed by the laws of Victoria, Australia.

19.2With respect to any legal action or proceedings that may be brought by any of the Vendors or the Vendor Guarantor with respect to this Deed, the Share Mortgage or any transaction contemplated by this Deed or the Share Mortgage (each, a Relevant Action), each of the Purchasers and the Purchasers' Guarantor irrevocably:

(a)submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of any of the courts of or in New York (State and Federal), Victoria, New South Wales or of the Commonwealth of Australia selected by the Australian Vendor; and
(b)waives any objection it may have now or in the future to the venue and any claim it may have now or in the future that the Relevant Action has been brought in an inconvenient forum; and
(c)consents to the service of process out of any of those courts by the mailing of copies of process by registered or certified airmail postage prepaid to it at its address for service of notices under Clause 12 or to its process agent at its address provided in Clause 12, in which case service will be taken to have been effected on receipt. Nothing in this Deed affects the right to serve process in any other manner permitted by law.

19.3With respect to any legal action or proceedings that may be brought by ABAH or any of the Purchasers or the Purchasers' Guarantor with respect to this Deed, or any transaction contemplated by this Deed (each, an ABAH Relevant Action), each of the Vendors and the Vendor Guarantor irrevocably:

(a)submits to and accepts, for itself and in respect of its assets, generally and unconditionally the non-exclusive jurisdiction of any of the courts of or in New York (State and Federal), Victoria, New South Wales or of the Commonwealth of Australia selected by ABAH; and
(b)waives any objection it may have now or in the future to the venue and any claim it may have now or in the future that the ABAH Relevant Action has been brought in an inconvenient forum; and
(c)consents to the service of process out of any of those courts by the mailing of copies of process by registered or certified airmail postage prepaid to it at its address for service of notices under Clause 12, in which case service will be taken to have been effected on receipt.

Nothing in this Deed affects the right to serve process in any other manner permitted by law.

19.4(a)ABAH irrevocably:
(i)nominates the Purchasers' Guarantor as its agent to receive service of process or other documents in any Relevant Action or ABAH Relevant Action in the courts referred to in Clause 19.2; and
(ii)agrees that service of any process or documents on the Purchasers' Guarantor or any other person appointed under paragraph (b) will be sufficient service on it.

The Purchasers' Guarantor irrevocably and unconditionally accepts that appointment.

(b)ABAH will ensure the Purchasers' Guarantor remains authorised to accept service on its behalf. If the Purchasers' Guarantor ceases to have an office in Australia, ABAH will ensure that at all times there is another person in that place acceptable to the Australian Vendor to receive process on its behalf. It shall promptly notify the Australian Vendor of the appointment of that other person.

20.COUNTERPARTS

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

EXECUTED


Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.


SIGNED, SEALED AND DELIVERED by
as attorney for LEIGH-MARDON PTY LIMITED under power of attorney dated 22 February
1996 in the presence of:

Signature


Print Name

     Signature

     Print Name


SIGNED, SEALED AND DELIVERED by
as attorney for CONTAINERS PACKAGING
(N.Z.) LIMITED under power of attorney
dated 22 February 1996 in the presence
of:

Signature

  Print Name



     Signature

     Print Name


SIGNED, SEALED AND DELIVERED by
as attorney for KIWI PACKAGING (CARTONS)
LIMITED under power of attorney dated 22
February 1996 in the presence of:

Signature


Print Name


     Signature



     Print Name

SIGNED, SEALED AND DELIVERED by
as attorney for LEIGH-MARDON (NZ) LIMITED under power of attorney dated 22 February
1996 in the presence of:

Signature

Print Name
          Signature


     Print Name

SIGNED, SEALED AND DELIVERED by
Morris Weissman as attorney for ABN             Morris Weissman
SECURITY PTY LTD                                Signature
under power of attorney dated
in the presence of:
Jeffrey Clark
Signature
Jeffrey Clark
Print Name


SIGNED, SEALED AND DELIVERED by
Morris Weissman as attorney for ABN              Morris Weissman
HOLDINGS PTY LTD                                 Signature
under power of attorney dated
in the presence of:
Jeffrey Clark
Signature
Jeffrey Clark
Print Name


SIGNED, SEALED AND DELIVERED by
Morris Weissman as attorney for ABN              Morris Weissman
PACIFIC PTY LTD under                            Signature
power of attorney dated
in the presence of:
Jeffrey Clark
Signature
Jeffrey Clark


SIGNED, SEALED AND DELIVERED by
Morris Weissman as attorney for ABN               Morris Weissman
NEW ZEALAND LIMITED                               Signature
under power of attorney dated
in the presence of:
Jeffrey Clark
Signature
Jeffrey Clark
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SIGNED, SEALED AND DELIVERED by
Morris Weissman as attorney for AMERICAN          Morris WEissman
BANKNOTE AUSTRALASIA LIMITED                      Signature
under power of attorney dated
in the presence of:
Jeffrey Clark
Signature
Jeffrey Clark
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SIGNED, SEALED AND DELIVERED by
as attorney for CONTAINERS PTY LIMITED
under power of attorney dated 22 February
1996 in the presence of:

Signature


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     Signature

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SIGNEDBY MORRIS WEISSMAN,
SEALED AND DELIVERED by
AMERICAN BANKNOTE AUSTRALASIA
HOLDINGS INC in the presence of:                Morris Weissman
Jeffrey Clark                                   Signature
Signature



SIGNED, SEALED AND DELIVERED by
as attorney for AMCOR INVESTMENTS PTY
LIMITED under power of attorney dated 30
May 1996 in the presence of:

Signature

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     Signature

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